Exhibit 99.1

Hot Topic, Inc. Announces Quarterly Dividend

CITY OF INDUSTRY, Calif.--(BUSINESS WIRE)--October 3, 2012--Hot Topic, Inc. (NASDAQ Global Select Market: HOTT) announced today that on October 2, 2012, its Board of Directors declared a regular quarterly dividend of $0.08 per share payable on October 29, 2012 to shareholders of record at the close of business on October 15, 2012.

About Hot Topic, Inc.

Hot Topic, Inc. is a mall- and web-based specialty retailer operating the Hot Topic and Torrid concepts. Hot Topic offers music/pop culture-licensed and music/pop culture-influenced apparel, accessories, music and gift items for young men and women. Torrid offers on-trend fashion apparel, lingerie and accessories inspired by and designed to fit the young, voluptuous woman who wears size 12 and up. As of September 29, 2012, the company operated 620 Hot Topic stores in all 50 states, Puerto Rico and Canada, 181 Torrid stores, and Internet stores at HotTopic.com and Torrid.com.

CONTACT:
Hot Topic, Inc.
Investor Contacts:
Jim McGinty, CFO 626-839-4681 x2675
George Wehlitz, VP Finance 626-839-4681 x2174
or
Media Contact:
Jennifer Vides, 626-839-4681 x2970